Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of YuMe, Inc.

Dated: February 16, 2016

KHOSLA VENTURES II, L.P.

By:	Khosla Ventures Associates II, LLC, a Delaware limited liability company and general partner of Khosla Ventures II, LP

By:	/s/ Vinod Khosla
Vinod Khosla, Managing Member

KHOSLA VENTURES ASSOCIATES II, LLC

By:	/s/ Vinod Khosla
Vinod Khosla, Managing Member

KHOSLA VENTURES III, L.P.

By:	Khosla Ventures Associates III, LLC, a Delaware limited liability company and general partner of Khosla Ventures III, LP

By:	/s/ Vinod Khosla
Vinod Khosla, Managing Member

KHOSLA VENTURES ASSOCIATES III, LLC

By:	/s/ Vinod Khosla
Vinod Khosla, Managing Member

KHOSLA VENTURES SEED, L.P.

By:	Khosla Ventures Seed Associates, LLC, a Delaware limited liability company and general partner of Khosla Ventures Seed, LP

By:	/s/ Vinod Khosla
Vinod Khosla, Managing Member

KHOSLA VENTURES SEED ASSOCIATES, LLC

By:	/s/ Vinod Khosla
Vinod Khosla, Managing Member

KHOSLA VENTURES SEED SIDE FUND, L.P.

By:	Khosla Ventures Seed Side Fund Associates, LLC, a Delaware limited liability company and general partner of Khosla Ventures Seed Side Fund, LP

By:	/s/ Vinod Khosla
Vinod Khosla, Managing Member

KHOSLA VENTURES SEED SIDE FUND ASSOCIATES, LLC

By:	/s/ Vinod Khosla
Vinod Khosla, Managing Member

VK SERVICES, LLC

By:	/s/ Vinod Khosla
Vinod Khosla, Manager

KFT TRUST, VINOD KHOSLA AS TRUSTEE

By:	/s/ Vinod Khosla
Vinod Khosla, Trustee

/s/ Vinod Khosla
Vinod Khosla